UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2011

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On June 14, 2011, Best Buy Co., Inc. (“Best Buy” or the “registrant”) issued a news release announcing its results of operations for the first quarter ended May 28, 2011. The registrant also reaffirmed its earnings guidance for the fiscal year ending March 3, 2012, in the news release.

The registrant is scheduled to conduct an earnings conference call at 10 a.m. Eastern Time on June 14, 2011. The earnings conference call is expected to be available live on the registrant’s Web site at www.investors.bestbuy.com.

The news release issued on June 14, 2011, is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K. Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 7.01  Regulation FD Disclosure.

On June 14, 2011, Carphone Warehouse Group plc (“CPW”) released its preliminary results for its fiscal year 2011.  In the news release, CPW reported the fiscal 2011 annual highlights and fiscal 2012 outlook and guidance, which includes Best Buy Europe, a venture between Best Buy and CPW, which is owned 50% by the registrant. Figures for Best Buy Europe are presented by CPW in accordance with International Financial Reporting Standards and do not reflect accounting principles generally accepted in the United States of America (“US GAAP”) or include purchase accounting applied by the registrant. As such, the figures presented by CPW for Best Buy Europe do not necessarily reflect the results that will be reported by the registrant in its consolidated statements of earnings. The registrant reported the results of Best Buy Europe in accordance with US GAAP for the 13 weeks ended April 2, 2011, within its fiscal 2012 first quarter results, as Best Buy Europe is consolidated on a two-month reporting lag.

The news release issued by CPW on June 14, 2011, is furnished as Exhibit No. 99.2 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

In addition, on June 14, 2011, representatives of CPW held an investor presentation, which was webcast to discuss CPW’s preliminary results, including the results of Best Buy Europe, as well as a strategy update and fiscal 2012 guidance. The registrant is furnishing, as Exhibit 99.3 to this Current Report on Form 8-K, the slide presentation used for the June 14, 2011, webcast. The slide presentation is furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, unless the registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

By furnishing the slide presentation, the registrant makes no admission as to the materiality of the information included in the slide presentation. The registrant undertakes no duty or obligation to publicly update or to revise the information included in the slide presentation, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the U.S. Securities and Exchange Commission (the “SEC”), through news releases or through other public disclosure.

Some of the matters discussed in this Current Report on Form 8-K (including Exhibits 99.1, 99.2 and 99.3) constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of CPW, the registrant and/or its management.  The registrant’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to, the risk factors set forth in the registrant’s filings with the SEC.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99.1

News release issued June 14, 2011 (furnished pursuant to Item 2.02). Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

99.2	News release issued by Carphone Warehouse Group plc dated June 14, 2011

99.3	Slide presentation used for webcast by Carphone Warehouse Group plc dated June 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 14, 2011	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief Accounting Officer